Exhibit 99.1

IPC Reports Fiscal 2003 Earnings Results

	Year ended
	September 30

	2003	2002(1)

Revenue	$264.8	$291.6
Net income (loss)	$4.0	($20.2)

New York, December 9, 2003 — IPC Acquisition Corp. (IPC), the specialist the global financial community depends on for world class trading floor solutions, today reported its fiscal year financial results for the year ended September 30, 2003.

Full year revenues for 2003 were $264.8 million and full year net income was $4.0 million. These results compare to fiscal year 2002 revenue of $291.6 million and a net loss of $20.2 million, respectively. The 2003 results reflect strong fourth quarter revenues of $99.1 million and net income of $5.8 million. The fourth quarter results reflect large Trading Systems installations and a full quarter of operating results from the Network Services division formed from our acquisition of the Gains US and European operations.

“Despite the challenging market climate, 2003 was an exciting year for IPC,” said CEO Lance Boxer. “With our acquisition and integration of the Gains US and European businesses, we successfully positioned ourselves as a strategic partner for financial services firms with unique skills in the delivery of technology, connectivity and support for the trading floor. Innovation will remain a cornerstone at IPC as we continue to raise the bar for VoIP in the trading floor and beyond through our investment in Purple Voice.”

“We have remained focused on the business and carefully managed costs, generated solid levels of cashflow and ended the year with positive results,” Boxer continued. “In addition, we prepaid our bank debt and refinanced our credit facility. In doing so, we have positioned IPC for growth and profitability as the market improves.”

The Company expects fiscal 2004 revenues to be approximately $300 million, gross margins of approximately $125 million and pretax income of approximately $14 million. The Company’s liquidity at September 30, 2003 includes $25.8 million of cash and $20.7 million of availability under the revolving credit facility. The Company also has the ability to increase its liquidity by an additional $25 million of incremental term loans or incremental revolver, subject to funding commitments. The Company also expects to declare and pay a cash dividend of up to $25 million by calendar year-end.

(1)	For presentation purposes, fiscal 2002 includes the results of operations for the 81 days from October 1, 2001 through December 20, 2001, which was the date of acquisition. The 2002 results include a $34 million inventory fair value step-up in cost of sales that resulted from the December 20, 2001 acquisition as well as intercompany charges from our former parent of $6.9 million.

IPC Announces Fiscal 2003 Earnings Results cont.

IPC Acquisition Corp. Consolidated Balance Sheet
(unaudited, in thousands except share amounts)

	September 30,	September 30,
	2003	2002

Assets
Assets:
Cash	$25,800	$25,294
Restricted cash	—	7,272
Accounts receivable, net of allowance of $1,103 and $1,245, respectively	60,201	52,468
Inventory, net	30,396	22,218
Prepaid and other current assets	5,523	4,614

Total current assets	121,920	111,866
Property, plant and equipment, net	24,419	21,004
Goodwill	83,079	72,279
Intangible assets, net	200,521	209,132
Deferred financing costs, net	14,146	15,116
Other assets	825	835

Total assets	$444,910	$430,232

Liabilities and Stockholders’ Equity
Liabilities:
Current portion of term loan	$550	$6,460
Accounts payable	2,787	4,530
Accrued expenses and other current liabilities	28,541	24,195
Income taxes payable	4,208	2,373
Customer advances on installation contracts	18,989	11,232
Deferred revenue on maintenance contracts	13,128	12,261
Deferred purchase consideration and obligations	6,722	7,272
Current portion of guaranties on former parent obligations	1,353	—

Total current liabilities	76,278	68,323
Term loan	54,450	64,602
Senior subordinated notes	150,000	150,000
Deferred taxes, net	8,557	7,190
Deferred compensation	2,936	3,119
Guaranties on former parent obligations and other liabilities	1,885	—

Total liabilities	294,106	293,234

Commitments and contingencies
Stockholders’ Equity:
Common stock — $0.01 par value, authorized 25,000,000 shares; 14,724,380 and 14,060,000 shares issued and outstanding at September 30, 2003 and 2002, respectively	147	141
Paid in capital	145,846	140,159
Accumulated deficit	(5,161)	(9,200)
Notes received for management stock purchases	(393)	(383)
Accumulated other comprehensive income	10,365	6,281

Total stockholders’ equity	150,804	136,998

Total liabilities & stockholders’ equity	$444,910	$430,232

IPC Announces Fiscal 2003 Earnings Results cont.

IPC Acquisition Corp. Consolidated Statement of Operations

(unaudited, in thousands)

	Three Months Ended		Fiscal Years Ended
	September 30,		September 30,

	2003	2002	2003	2002 (1)

Revenue:
Product sales and installations	$67,569	$52,087	$156,793	$192,194
Service	31,507	25,355	107,963	99,370

	99,076	77,442	264,756	291,564

Cost of goods sold (depreciation shown separately):
Product sales and installations	39,093	29,831	94,401	138,474
Service	15,705	12,853	55,122	55,481
Depreciation & amortization	724	280	1,876	1,031

	55,522	42,964	151,399	194,986

Gross profit	43,554	34,478	113,357	96,578
Research & development	3,266	3,655	11,713	15,136
Selling, general & administrative expense	16,457	13,329	47,313	51,686
Depreciation & amortization	5,109	4,836	19,376	24,771

Income from operations	18,722	12,658	34,955	4,985
Other income (expense):
Interest expense, net	(6,456)	(6,855)	(25,146)	(27,520)
Other income (expense), net	(1,261)	(282)	2,078	(297)

Income (loss) before income taxes	11,005	5,521	11,887	(22,832)
Income tax provision (benefit)	5,186	2,644	7,848	(2,604)

Net income (loss)	$5,819	$2,877	$4,039	$(20,228)

IPC Announces Fiscal 2003 Earnings Results cont.

Editor’s Note

•	IPC earnings conference call is scheduled for 11:00 a.m. E.T. Wednesday, December 10, 2003. Dial (719) 457-2679 with conference code 182006 or access via the Web at www.ipc.com or http:// www.firstcallevents.com/service/ajwz394663962gf12.html.

•	Conference call replays will be available over the Web through February 10, 2004 at www.ipc.com.

About IPC

IPC Acquisition Corp. (Bloomberg: IPCACQ), through its wholly owned subsidiary IPC Information Systems, Inc., is the specialist the global financial community depends on for world class trading floor solutions. For 30 years, IPC’s trading systems have been a mainstay on the desktops of 100,000+ traders worldwide. IPC’s extensive list of trading technology innovations includes the newly released Enterprise configuration that makes geographically dispersed trading operations a reality using Voice over Internet Protocol (VoIP)-based solutions like the IQMX™ trading desktop and the ICMX™ Intercom Module.

IPC has offices throughout the Americas, Europe, and the Asia Pacific region. For more information, visit www.ipc.com.

Statements made in this news release that state IPC’s or its management’s intentions, beliefs, expectations, or predictions for the future constitute “ forward looking statements” as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.

©2003 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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